                                                                            Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Beth Coronelli
312-564-6052
bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp Declares Quarterly Cash Dividend

CHICAGO, February 14, 2011 -- PrivateBancorp, Inc. (NASDAQ: PVTB) announced today its board of directors declared a quarterly cash dividend of $0.01 per share for the first quarter 2011 payable on March 31, 2011, to stockholders of record on March 17, 2011.  This dividend is unchanged from the prior quarterly dividend of $0.01 per share.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves.  As of December 31, 2010, the Company had 34 offices in 10 states and $12.5 billion in assets.  Our website is www.theprivatebank.com.